                                                                    Exhibit 23.2


                        Consent of Independent Auditors


    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 5, 1999, in the Registration Statement (Form S-4) and related Prospectus of LifePoint Hospitals Holdings, Incorporated for the registration of $150 million 10.75% Series B Senior Subordinated Notes.


                                                /s/  Ernst & Young, LLP


Nashville, Tennessee
August 4, 1999

                       Consent of Independent Auditors


    We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of LifePoint Hospitals Holdings, Incorporated for the registration of $150 million 10.75% Series B Senior Subordinated Notes and to the incorporation by reference therein of our report dated February 19, 1999, with respect to the consolidated financial statements of Columbia/HCA Healthcare Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                                         /s/  Ernst & Young, LLP


Nashville, Tennessee
August 4, 1999